Tompkins Financial Corporation 8-K

Exhibit 99.2

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, April 25, 2014

Tompkins Financial Corporation

Declares Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (TMP – NYSE MKT LLC)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.40 per share, payable on May 15, 2014, to common shareholders of record on May 5, 2014.

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, The Bank of Castile, Mahopac Bank, VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.